Exhibit 99.1

GMCR Investor Contact:

Suzanne DuLong, VP IR & Corporate Comm, GMCR

T: 802-882-2100

suzanne.dulong@gmcr.com

GMCR Media Contact:

Seth Eisen, Senior Vice President, MS&L

T: 917-674-9819

seth.eisen@mslworldwide.com

Van Houtte Contact:

Sophie Merven, HKDP Communications & Public Affairs

T: 514-395-0375 x 239

C: 514-266-7963

Green Mountain Coffee Roasters, Inc. to Acquire Van Houtte

- Acquisition of One of Canada’s Leading Gourmet Coffee Brands, Van Houtte, to Drive Keurig® Single-Cup Brewing System Penetration Across Canada -

WATERBURY, VT (September 14, 2010) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) announced today that it has executed a Share Purchase Agreement pursuant to which GMCR will acquire all the outstanding shares of LJVH Holdings, Inc. (“Van Houtte”), from an affiliate of Littlejohn & Co., LLC, a private equity firm headquartered in Greenwich, CT, for a cash purchase price of CAD$915 million or USD$890 million based on the exchange rate as of September 13, 2010, subject to adjustment. The transaction is subject to customary closing conditions, including certain regulatory approvals, and is expected to close by the end of calendar year 2010.

“We have had a strong and mutually beneficial relationship with Van Houtte since 2001 when they first became a Keurig licensee and we’re confident that the company and its well known Canadian brands including Van Houtte®, Brûlerie St. Denis®, Les Cafés Orient Express Coffee® and Brûlerie Mont Royal® are great additions to GMCR and our family of specialty coffee brands,” said Lawrence J. Blanford, president and Chief Executive Officer of GMCR. “We believe that Van Houtte, in combination with our Green Mountain Coffee, Tully’s, Timothy’s and Diedrich’s brands, will contribute to our future success in Canada and throughout North America.”

Headquartered in Montreal, Quebec, Van Houtte is a leading gourmet coffee brand in Canada in the home and office channels. Van Houtte roasts and markets gourmet coffee for home and office consumption and distributes it through its direct-to-store delivery and coffee services networks in Canada and the U.S. Van Houtte’s last twelve month’s net sales were CAD $445 million as of August 21, 2010, or approximately USD $433 million based on the exchange rate as of September 13, 2010. Van Houtte produces specialty coffee, tea and other beverages in a variety of packaged forms including K-Cup® portion packs for the Keurig® Single-Cup Brewing System sold under the Van Houtte®, Bigelow® and Wolfgang Puck® K-Cup brands. Van Houtte employs approximately 1,700 people in Canada and the U.S.

“This acquisition will enhance GMCR’s Canadian presence and is expected to strengthen our North American geographic expansion with a well-known Canadian brand platform that includes roasting, manufacturing and distribution capabilities,” Blanford continued. “We have great admiration for Van Houtte’s leadership team and are pleased that its current president and CEO, Gerard Geoffrion has agreed to continue to lead the Van Houtte business in Canada following the close of the acquisition.”

“As a result of our long-term relationship as a Keurig licensee, we know there is a strong cultural and strategic fit between GMCR and Van Houtte,” said Gerard Geoffrion, Van Houtte president and CEO. “We believe the combination of our brands, employees and our respective geographic strengths makes for a stronger overall company and will enable us to continue to grow our presence in Canada.”

GMCR intends to finance the acquisition through a combination of cash on hand and USD $1.35 billion of new debt financing comprised of (i) a USD $750 million 5-year senior secured revolving credit facility, (ii) a USD $250 million 5-year senior secured term loan A facility, and (iii) a USD $350 million 6-year senior secured term loan B facility. These facilities will be utilized to finance this acquisition and transaction expenses, as well as to refinance GMCR’s existing outstanding indebtedness and support our ongoing growth. The Company has secured a financing commitment for the transaction from BofA Merrill Lynch and SunTrust Robinson Humphrey, Inc.

GMCR anticipates that the acquisition will be neutral to slightly dilutive to its earnings per share in the first twelve months after closing and accretive thereafter.

Subsequent to the closing of the transaction, GMCR anticipates conducting a strategic review of Van Houtte’s U.S. Coffee Services business (“Filterfresh”) in contemplation of a potential divestiture of Filterfresh given GMCR’s current sales and marketing structure and its existing network of independent Keurig authorized distributors throughout the U.S. The proceeds from any divestiture would be used to reduce GMCR’s outstanding indebtedness.

BofA Merrill Lynch and CIBC are serving as financial advisors and Ropes & Gray LLP and Goodmans LLP as legal advisors to GMCR for this acquisition. UBS Securities and Moelis & Company are serving as financial advisors and Stikeman Elliott LLP, Morrison Cohen LLP and Gibsun, Dunn & Crutcher LLP as legal advisors to Littlejohn.

Investment Community Teleconference and Webcast

GMCR executives will be discussing this transaction and responding to questions from the investment community on a live conference call and webcast to be held on Tuesday, September 14, 2010 at 8:30 AM (Eastern). To access the call, please dial (719) 325-2100 using access code 5347154. To ensure your participation in the teleconference please dial-in to the conference center at least five minutes before the scheduled start time as a limited number of dial-in lines will be made available. The teleconference also will be webcast live from the Events & Presentations portion of the Investor Relations section of the Company’s website at http://investor.gmcr.com/events.cfm.

An audio replay of this conference call will be available starting at approximately 12:00 PM (Eastern) on Tuesday, September 14, 2010 and for a period of time thereafter. To access the audio replay, please dial (719) 457-0820 using access code 5347154. A webcast replay also will be available via the Events & Presentations portion of the Investor Relations section of the Company’s website at http://investor.gmcr.com/events.cfm.

About Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR)

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Tully’s Coffee®, Green Mountain Coffee®, Newman’s Own® Organics coffee, Timothy’s World Coffee® and Diedrich®, Coffee People® and Gloria Jeans®, a trademark licensed to the Company for use in North America and owned by Gloria Jeans Coffees International Pty. Ltd. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of roasters, including Green Mountain Coffee, Tully’s, Timothy’s and Diedrich. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its web site, including news releases and its complete financial statements, as filed with the SEC. GMCR encourages investors to consult this section of its web site regularly for important information and news. Additionally, by subscribing to GMCR’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

GMCR-C

GMCR Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Tully’s, Timothy’s, Diedrich’s and Van Houtte’s wholesale operations and capacity into its Specialty Coffee business unit, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

###